SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549



                              FORM 8-K

                           CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 1995



                     VWR CORPORATION
(Exact name of registrant as specified in its charter)


	        Pennsylvania             0-14139         91-1319190
	(State or other jurisdiction   (Commission)    (IRS Employer
		of incorporation)		            File Number)  Identification No.)


	 1310 Goshen Parkway, West Chester, PA  		   19380
	 (Address of principal executive offices)		(Zip Code)


	Registrant's telephone number, including area code:  (610) 431-1700


                              N/A
         (Former name or former address, if changed since last report)




Item 5.	Other Events

	On April 13, 1995, VWR Corporation (the "Company") issued 1,818,181 of its Common Shares, and a warrant to purchase an additional 967,015 Common Shares, to EM Industries, Incorporated ("EM"), an affiliate of E. Merck of Darmstadt, Germany. The aggregate purchase price for the 1,818,181 Common Shares and the warrant was $20 million. The warrant is exercisable at $11.00 per share until April 13, 1998. In connection with this investment in the Company EM entered into a four-year "standstill" agreement with the Company which limits its ability to increase its equity interest in the Company and the Company agreed to elect two representatives of EM to its Board of Directors. In addition the two companies entered into new distribution agreements encompassing the U.S. and Canadian markets.

Item 7.	Financial Statements, Pro Forma Financial Information
		and Exhibits

		(c)  Exhibits

			4.	Instruments Defining the Right of Security
Holders.

	(a) Standstill Agreement between VWR Corporation
and EM Industries, Incorporated dated February 27,
1995

	(b) Warrant to Purchase Common Shares of VWR
Corporation dated April 13, 1995

			10.	Material Contracts.

				Common Share and Warrant Purchase Agreement
between VWR Corporation and EM Industries,
Incorporated dated February 27, 1995





						SIGNATURES


		Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                            						VWR CORPORATION



Date: April 19, 1995	             By: (Signature)
                                      Walter S. Sobon
                                      Vice President Finance





                               EXHIBIT INDEX



Exhibit No.		                               Title
    4(a)			                      Standstill Agreement between
                                 VWR Corporation and EM Industries,
				                             Incorporated dated
				                             February 27, 1995


    4(b)			                     Warrant to Purchase Common
				                            Shares of VWR Corporation
				                            dated April 13, 1995


    10			                       Common Share and Warrant Purchase
				                            Agreement between VWR Corporation
				                            and EM Industries, Incorporated
				                            dated February 27, 1995